[VERITAS LOGO]                                                              NEWS

VERITAS Software Corporation
350 Ellis Street
Mountain View, CA 94043
(650) 527-8000

FOR IMMEDIATE RELEASE

              VERITAS ANNOUNCES RESULTS OF 2004 STOCKHOLDER MEETING

            COMPANY NOMINATES WILLIAM J. PADE AS INDEPENDENT DIRECTOR

MOUNTAIN VIEW, CALIF. - AUGUST 26, 2004 - VERITAS Software Corporation (Nasdaq:
VRTS) today announced that its stockholders approved all proposals at the company's annual meeting. Stockholders approved the amended and restated VERITAS Software Corporation 2003 Stock Incentive Plan and ratified the board of directors' selection of KPMG LLP as the company's independent accountants for the current fiscal year. In addition, Michael Brown and Dr. Kurt Lauk were elected as directors of the company.

The VERITAS board of directors nominated William J. Pade as a new independent director. Mr. Pade is a partner of Oak Hill Capital Management and a director emeritus of McKinsey & Company, where he was a consultant for 26 years. Pade served most recently as director and managing partner of McKinsey's Silicon Valley Office, one of the major centers of the firm's global High Technology sector. Mr. Pade succeeds Joseph Rizzi, a limited partner at Matrix Partners Limited, who resigned from the VERITAS board following the annual meeting. Mr. Pade will also serve as a member of the company's compensation committee. In addition, the board appointed Michael Brown to the company's audit committee.

Fred van den Bosch, who was previously VERITAS chief technology officer and was one of the company's nominees for election to the board, declined to stand for re-election at the annual meeting in order to devote more attention to his role as chief executive officer of PANTA Systems.

As part of the company's corporate governance efforts, the VERITAS Corporate Governance and Nominating Committee regularly reviews the composition of the board and its level of independence. The VERITAS board now includes six independent directors, representing seventy-five percent of the company's board seats.

                                     -more-

VERITAS SOFTWARE ANNOUNCES RESULTS OF 2004 STOCKHOLDER MEETING
PAGE 2


ABOUT VERITAS SOFTWARE
VERITAS Software, one of the 10 largest software companies in the world, is a leading provider of software to enable utility computing. In a utility computing model, IT resources are aligned with business needs, and business applications are delivered with optimal performance and availability on top of shared computing infrastructure, minimizing hardware and labor costs. With 2003 revenues of $1.75 billion, VERITAS delivers products for data protection, storage & server management, high availability and application performance management that are used by 99 percent of the Fortune 500. More information about VERITAS Software can be found at www.veritas.com.

                                      # # #

PRESS CONTACTS:
Andrew McCarthy, Corporate Communications, VERITAS Software
(650) 527-3183, andrew.mccarthy@veritas.com

Kelly Schwager, Corporate Communications, VERITAS Software
(650) 527-3438, kelly.schwager@veritas.com

INVESTOR CONTACT:
Marilyn Mora, VERITAS Software
(650) 527-3343, marilyn.mora@veritas.com

This press release may include estimates and forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties, including the risk that we will not maintain market acceptance of our products and services, the risk that we will not achieve market acceptance of new products and services, the risk that we will not successfully integrate acquired technologies into current or future products and the risk that we will not be able to maintain or increase the quality of our end-user customer and partnering relationships that could cause the actual results we achieve to differ materially from such forward-looking statements. For more information regarding potential risks, see the "Factors that May Affect Future Results" section of our most recent report on Form 10-K and Form 10-Q on file with the SEC. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Copyright(C)2004 VERITAS Software Corporation. All rights reserved. VERITAS and the VERITAS Logo are trademarks or registered trademarks of VERITAS Software Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.